Exhibit 23.3

CONSENT OF INDEPENDENT ENGINEERS

As independent engineering consultants, Ryder Scott Company, LP hereby consents to the use of our report entitled “Southwest Royalties, Inc., Estimated Future Reserves and Income Attributable to Certain Leasehold and Royalty Interests, SEC Parameters, as of December 31, 2010” dated January 28, 2011 and data extracted therefrom (and all references to our Firm) included in or made a part of this Form 10-K Annual Report to be filed on or about February 28, 2011 and to the incorporation by reference of this Form 10-K Annual Report (including the use of our report and references to our Firm herein) into that certain Registration Statement on Form S-3 filed by Clayton Williams Energy, Inc. with the Securities and Exchange Commission, file number 333-116825, and those certain Registration Statements on Form S-8 filed by Clayton Williams Energy, Inc. with the Securities and Exchange Commission, file numbers 33-68320, 33-68316, 33-69688, and 33-92834 covering the Bonus Incentive Plan of Clayton Williams Energy, Inc., Outside Directors Stock Option Plan of Clayton Williams Energy, Inc., Clayton Williams Energy, Inc. 401(k) Plan & Trust, and the Executive Incentive Stock Compensation Plan of Clayton Williams Energy, Inc., respectively.

/s/ RYDER SCOTT COMPANY, LP
TBPE Firm Registration No. F-1580

Houston, Texas
February 25, 2011